                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 8, 2000



                                  FVC.COM, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



         000-23305                                         77-0357037
    (Commission File No.)                      (IRS Employer Identification No.)



                               3393 OCTAVIUS DRIVE
                          SANTA CLARA, CALIFORNIA 95054
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 567-7200

ITEM 5.  OTHER EVENTS.

         On June 8, 2000, the Registrant issued 27,437 shares of its Series A Convertible Preferred Stock (the "Preferred Stock") in a private placement to Vulcan Ventures Incorporated ("Vulcan") for an aggregate purchase price of $27,437,000 (the "Offering"). The Preferred Stock currently is convertible into 3,429,625 shares of common stock of the Registrant (the "Common Stock"), representing approximately 16.5% of the Registrant's outstanding shares after the Offering. The Registrant also issued a warrant to Vulcan entitling Vulcan to purchase an additional 850,000 shares of Common Stock at $7.00 per share.

         The Offering is described in the press release issued by the Registrant, dated June 8, 2000, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.

                  99.1     Press release dated June 8, 2000.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    FVC.COM, INC.


Dated:  June 15, 2000               By:   /s/ Truman Cole
                                       -----------------------------------------
                                          Truman Cole
                                          Chief Financial Officer
                                          (Principal Accounting Officer and
                                          Officer duly authorized to sign this
                                          report on behalf of the registrant)

                                INDEX TO EXHIBITS


            99.1     Press release dated June 8, 2000.